EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, Lucent Technologies Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2005; and
     WHEREAS, the undersigned is a director of the Company;
     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Frank A. D’Amelio, John A. Kritzmacher and William R. Carapezzi, Jr., and each of them, as attorneys-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to execute the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.
     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on December 13, 2005.

By:	/s/ Linnet F. Deily	By:	/s/ Richard C. Levin

	Name: Linnet F. Deily		Name: Richard C. Levin

By:	/s/ Robert E. Denham	By:	/s/ Particia F. Russo

	Name: Robert E. Denham		Name: Patricia F. Russo

By:	/s/ Daniel S. Goldin	By:	/s/ Henry B. Schacht

	Name: Daniel S. Goldin		Name: Henry B. Schacht

By:	/s/ Edward E. Hagenlocker	By:	/s/ Franklin A. Thomas

	Name: Edward E. Hagenlocker		Name: Franklin A. Thomas

By:	/s/ Carla A. Hills	By:	/s/ Ronald A. Williams

	Name: Carla A. Hills		Name: Ronald A. Williams

By:	/s/ Karl J. Krapek

Name: Karl J. Krapek